EXHIBIT 99.1

Lowell Farms Inc. Retains Canaccord Genuity in Connection with Strategic Alternatives Review

SALINAS, Calif., Jan. 12, 2023 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (“Lowell Farms” or the “Company”) (CSE:LOWL; OTCQX:LOWLF), a California-born innovator in cannabis cultivation and maker of the legendary brand Lowell Smokes, announced today it has retained Canaccord Genuity Corp. to assist in its ongoing review of strategic alternatives. The Board of Directors has formed a strategic alternatives special committee (the "Special Committee") of independent directors to explore, review and evaluate strategic alternatives that may be available to the Company to maximize shareholder value. The Special Committee is chaired by Ann Lawrence and also includes Summer Frein.

The Special Committee will evaluate a full range of strategic and financial alternatives, including, but not limited to, one or more of the following: sale, divestiture, acquisition or merger that may involve all or part of our business or assets, restructuring, recapitalization or any other strategic transaction that may be identified during our strategic review.

Other than as described in this news release, the Company has not made any decisions related to strategic alternatives at this time. The Company cautions that there are no assurances that the evaluation of strategic alternatives will result in the approval or completion of any specific transaction or outcome. The Company does not intend to comment further unless and until the Board of Directors approves a specific transaction, concludes its review of strategic alternatives or determines that further disclosure is appropriate or required.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed, MOON, and Kaizen, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
408.605.2774
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking statements contained herein include activities of the Special Committee and possible strategic alternative transactions. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: the interest of parties in pursuing a possible strategic alternative transaction; the terms and conditions of any proposal that may be received; the ability to successfully consummate a potential strategic alternative transaction; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; potential litigation against the Company or any of its directors and officers as a result of the determination to form a Special Committee to review strategic alternative transactions and any resulting receipt and evaluation of a proposal for a strategic alternative transaction; general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10-K for the fiscal year ended December 31, 2021 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.